November 12, 1996



First South Africa Corp., Ltd.
Clarendon House
Church Street
Hamilton HM C11, Bermuda

           Re: FIRST SOUTH AFRICA CORP., LTD. - REGISTRATION STATEMENT NO. 33-99180

Gentlemen:

           We hereby consent to the reference made to us under the caption "Legal Matters" in the prospectuses constituting part of Post Effective Amendment No. 1 to the above Registration Statement on Form S-1 of First South Africa Corp., Ltd.

                                         Very truly yours,



                                         /S/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                             Parker Chapin Flattau & Klimpl, LLP